PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-89355

1,000,000,000 Depositary Receipts
Biotech HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Biotech HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Affymetrix, Inc.	AFFX	4	NASDAQ
Alkermes, Inc.	ALKS	4	NASDAQ
Amgen Inc.	AMGN	64.48	NASDAQ
Applera Corporation—Applied Biosystems Group*	ABI	18	NYSE
Applera Corporation—Celera Genomics Group*	CRA	4	NYSE
Biogen IDEC Inc.	BIIB	26.95	NASDAQ
Enzon Pharmaceuticals, Inc.	ENZN	3	NASDAQ
Genentech, Inc.	DNA	88	NYSE
Genzyme Corporation	GENZ	14	NASDAQ
Gilead Sciences, Inc.	GILD	64	NASDAQ
Human Genome Sciences, Inc.	HGSI	8	NASDAQ
Millennium Pharmaceuticals, Inc.	MLNM	12	NASDAQ
QLT Inc.	QLTI	5	NASDAQ
Sepracor Inc.	SEPR	6	NASDAQ
Shire p.l.c.	SHPGY	6.8271	NASDAQ

*  The securities of this company trade as a tracking stock.  Please see “Risk Factors” and the business description in Annex A for additional information relating to an investment in tracking stock.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is December 31, 2007.